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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
AUGUST 21, 2002

TEXAS REGIONAL BANCSHARES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	000-14517 (COMMISSION FILE NUMBER)	74-2294235 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910
3900 NORTH 10TH STREET, 11TH FLOOR
MCALLEN, TX 78502-5910
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

        On August 21, 2002, Texas Regional Bancshares, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") by and among the Company and San Juan Bancshares, Inc., a Texas corporation ("San Juan"). Pursuant to the Agreement and Plan of Reorganization, San Juan will be merged with and into Texas Regional Delaware, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company (the "Merger"). The Agreement and Plan of Reorganization calls for the exchange of 150,012 shares of the Class A Voting Common Stock of the Company for all of the outstanding shares of San Juan, subject to adjustment under the circumstances described in the Agreement and Plan of Reorganization. The proposed Merger is subject to customary closing conditions, including receipt of all requisite regulatory approvals and the approval of San Juan shareholders. The Merger is intended to be a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

        Also on August 21, 2002, the Company issued a press release announcing that the Company and San Juan had entered into the Agreement and Plan of Reorganization. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

        2.1  Agreement and Plan of Reorganization, dated as of August 21, 2002, by and among Texas Regional Bancshares, Inc., a Texas corporation and San Juan Bancshares, Inc., a Texas corporation.

        99.1 Press release of Texas Regional Bancshares, Inc. issued on August 21, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC. (Registrant)
August 21, 2002	/s/ G.E. Roney Glen E. Roney Chairman of the Board, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Reorganization, dated as of August 21, 2002, by and among Texas Regional Bancshares, Inc., a Texas corporation, and San Juan Bancshares, Inc., a Texas corporation.
99.1	Press release of Texas Regional Bancshares, Inc. issued on August 21, 2002.

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX